EXHIBIT 99.1

Lakeland Bancorp Announces Second Quarter Results

OAK RIDGE, N.J., July 27, 2023 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $22.6 million and earnings per diluted share ("EPS") of $0.34 for the three months ended June 30, 2023 compared to net income of $29.1 million and diluted EPS of $0.44 for the three months ended June 30, 2022.

For the second quarter of 2023, annualized return on average assets was 0.84%, annualized return on average common equity was 8.03% and annualized return on average tangible common equity was 10.67%.

Thomas Shara, Lakeland Bancorp’s President and CEO, commented on the quarterly financial results, “We are quite pleased with our continued steady loan growth of 3% year-to-date. Overall, deposit balances remain fairly stable while customers shift funds toward time deposits and higher yielding accounts. Asset quality remains stellar and continues to improve with lower nonperforming assets year-over-year which reduces our concern over any significant near term credit degradation in our loan portfolio. Management elected to maintain higher on-balance sheet liquidity balances in response to the volatility in the banking industry this quarter which had a slight negative impact on the net interest margin.”

Regarding the Company’s pending merger with Provident Financial Services, Inc., Mr. Shara added, “We continue our interaction with the regulators and have been providing additional information in order to further support our applications for approval of the merger. The companies have made significant progress in various integration initiatives through outstanding teamwork from both banks. We look forward to receiving regulatory approval and combining our two great franchises into the best bank in New Jersey.”

Second Quarter 2023 Highlights

  Loan growth for the second quarter of $148.7 million, or 1.9%, compared to the linked first quarter of 2023 was attributable to expansion primarily in the commercial loan portfolios and in the residential mortgage portfolio.
  Second quarter 2023 results continue to be impacted by the increasing market rate environment. Net interest margin for the second quarter of 2023 decreased 24 basis points to 2.83% from 3.07% in the prior quarter and decreased 55 basis points from 3.38% in the second quarter of 2022. For more information, please see "Net Interest Margin and Net Interest Income" below.
  Nonperforming assets decreased 27% to $16.1 million for the second quarter of 2023 compared to $22.2 million in the second quarter of 2022 and $16.9 million in the linked quarter.
  In response to the volatility in the banking industry beginning in the first quarter of 2023 caused by high-profile bank failures, the Company instituted measures to maintain its liquidity including proactively reaching out to clients and maximizing our funding sources. These measures included increasing our usage of our insured cash sweep ("ICS") product as a method to increase the level of customers' deposit insurance. As of June 30 2023, the Bank had on-balance sheet liquidity and funding capacity that represented 127% of adjusted uninsured deposits.

Net Interest Margin and Net Interest Income

Net interest margin for the second quarter and the six months ended June 30, 2023 declined from previous periods as a result of an increase in the cost of interest-bearing liabilities partially offset by an increase in the yields on interest-earning assets driven by the increase in market interest rates. The increasing rate environment also caused a change in customers' banking behaviors causing them to move funds from lower yielding interest-bearing transaction and savings accounts to higher yielding time deposits.

Net interest income for the second quarter of 2023 of $71.5 million decreased $8.8 million compared to the second quarter of 2022. Net interest income for the six months ended June 30, 2023 of $147.5 million decreased $3.2 million from the six months ended June 30, 2022.

Net interest margin for the second quarter of 2023 of 2.83% decreased 55 basis points compared to the second quarter of 2022 and decreased 24 basis points compared to the first quarter of 2023. Net interest margin for the six months ended June 30, 2023 decreased 25 basis points to 2.95% from the same period last year.

The yield on interest-earning assets for the second quarter of 2023 increased 110 basis points to 4.71% as compared to 3.61% for the second quarter of 2022 and increased 15 basis points as compared to 4.56% for the first quarter of 2023. For the six months ended June 30, 2023, the yield on average assets was 4.63% compared to 3.42% for the same period last year.

The cost of interest-bearing liabilities for the second quarter of 2023 was 2.59% compared to 0.40% for the second quarter of 2022 and 2.11% for the first quarter of 2023. For the six months ended June 30, 2023, the cost of interest-bearing liabilities was 2.35% compared to 0.37% for the same period last year.

Noninterest Income

For the second quarter of 2023, noninterest income totaled $6.7 million, a decrease of $394,000 as compared to the second quarter of 2022. Gains on sales of loans decreased $486,000 compared to the second quarter of 2022 due primarily to lower sale volume resulting from the higher interest rate environment. Commissions and fees decreased $692,000 driven primarily by a decrease in investment services income. Partially offsetting these unfavorable variances was a decline in losses on equity securities which totaled $135,000 in the second quarter of 2023 compared to losses of $364,000 in the second quarter of 2022. Additionally, service charges on deposit accounts increased $133,000 from the second quarter of 2022.

For the six months ended June 30, 2023, noninterest income totaled $12.9 million, a decrease of $909,000 as compared to the six months ended June 30, 2022. Gains on sales of loans decreased $1.5 million compared to the six months ended June 30, 2022 due primarily to lower sale volume. Commissions and fees decreased $873,000 driven primarily by a decrease in loan fees and investment services income. Partially offsetting these unfavorable variances were gains on equity securities of $13,000 in the six months ended June 30, 2023 compared to losses of $849,000 in the six months ended June 30, 2022. Service charges on deposit accounts increased $296,000 from the six months ended June 30, 2022.

Noninterest Expense

Noninterest expense for the second quarter of 2023 of $47.0 million increased $1.9 million compared to the second quarter of 2022. FDIC insurance expense increased $955,000 due to an increase in the 2023 assessment rate related to Lakeland's asset size exceeding $10 billion. Other operating expenses in the second quarter of 2023 decreased $351,000 compared to the same period in 2022 due primarily to decreased marketing expense.

Noninterest expense for the six months ended June 30, 2023 of $95.6 million increased $586,000 compared to the six months ended June 30, 2022. The increase in noninterest expense was primarily due to increases in compensation and employee benefits which increased $3.0 million resulting primarily from increased commissions, bonus expense, share based compensation expense and normal merit increases. FDIC expense increased from the first half of 2022 to the first half of 2023 for the same reasons referred to above in the quarterly comparison. Offsetting these increases was a decrease in merger-related expenses which totaled $537,000 in the six months ended June 30, 2023 compared to $4.6 million during the six months ended June 20, 2022. Merger-related expense during the current year was a result of the anticipated merger with Provident Financial, while merger-related expense for the first half of 2022 was due to the acquisition of 1st Constitution Bancorp.

Income Tax Expense

The effective tax rate for the second quarter of 2023 was 22.7% compared to 24.7% for the second quarter of 2022. The decreased effective tax rate for the second quarter of 2023 was primarily a result of tax advantaged items increasing as a percentage of pretax income. The effective tax rate for the six months ended June 30, 2023 was 22.8% compared to 24.4% for the six months ended June 30, 2022. The decreased effective tax rate for the first half of 2023 was primarily for the same reasons discussed in the quarterly comparison.

Financial Condition

At June 30, 2023, total assets were $10.90 billion, an increase of $114.1 million, compared to December 31, 2022. As of June 30, 2023, total loans increased $235.2 million to $8.10 billion while investment securities decreased $98.8 million to $1.94 billion from December 31, 2022. On the funding side, total deposits decreased $122.8 million from December 31, 2022, to $8.44 billion at June 30, 2023, During the first six months of 2023, transaction and savings accounts decreased $717.9 million while time deposits increased $595.1 million, including an increase in brokered deposits of $116.9 million. At June 30, 2023, total loans as a percent of total deposits was 95.93%. As of June 30 2023, the Bank had on-balance sheet liquidity and funding capacity that represented 127% of adjusted uninsured deposits. Federal funds and securities sold under agreements to repurchase increased $209.9 million from December 31, 2022 to June 30, 2023, to fund deposit runoff and to fund loan growth.

Asset Quality

At June 30, 2023, non-performing assets totaled $16.1 million or 0.15% of total assets compared to $22.2 million, or 0.21% of total assets at June 30, 2022. Non-accrual loans as a percent of total loans was 0.20% at June 30, 2023, compared to 0.30% at June 30, 2022. The decrease in non-accrual loans resulted primarily from an improvement in asset quality. The allowance for credit losses on loans totaled $74.0 million, 0.91% of total loans, at June 30, 2023, compared to $68.8 million, 0.93% of total loans, at June 30, 2022. In the second quarter of 2023, the Company had net recoveries of $140,000 or 0% of average loans compared to $141,000 or 0.01% of average loans on an annualized basis for the same period in 2022.

The provision for credit losses for the second quarter of 2023 was $1.9 million compared to $3.6 million in the second quarter of 2022. The provision in the 2023 period is comprised of a provision for credit losses on loans of $2.4 million, a benefit for credit losses on investment securities of $171,000 and a benefit for off-balance-sheet exposures of $304,000.

Capital

At June 30, 2023, stockholders' equity was $1.13 billion compared to $1.11 billion at December 31, 2022, a 2% increase, resulting primarily from net income, partially offset by the payment of dividends. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.17% at June 30, 2023. The book value per common share increased 3% to $17.40 at June 30, 2023 compared to $16.82 at June 30, 2022. Tangible book value per common share was $13.10 and $12.47 at June 30, 2023 and 2022, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At June 30, 2023, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.38% and 8.02%, respectively, compared to 10.51% and 8.01% at June 30, 2022. On July 25, 2023, the Company declared a quarterly cash dividend of $0.145 per share to be paid on August 16, 2023, to shareholders of record as of August 7, 2023.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; credit risks of the Company’s lending and leasing activities; the effects of the recent turmoil in the banking industry (including the failures of three financial institutions); successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.90 billion in total assets at June 30, 2023. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey's Best-In-State Bank by Forbes and Statista for the fifth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or call 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2023	2022	2023	2022
Income Statement
Net interest income	$71,542	$80,302	$147,467	$150,690
Provision for credit losses	(1,947)	(3,644)	(9,840)	(9,916)
Gains on sales of loans	229	715	659	2,141
(Loss) gain on equity securities	(135)	(364)	13	(849)
Other noninterest income	6,575	6,712	12,262	12,551
Merger-related expenses	(242)	—	(537)	(4,585)
Other noninterest expense	(46,766)	(45,068)	(95,076)	(90,442)
Pretax income	29,256	38,653	54,948	59,590
Provision for income taxes	(6,628)	(9,536)	(12,515)	(14,544)
Net income	$22,628	$29,117	$42,433	$45,046

Basic earnings per common share	$0.34	$0.44	$0.65	$0.69
Diluted earnings per common share	$0.34	$0.44	$0.64	$0.69
Dividends paid per common share	$0.145	$0.145	$0.290	$0.280
Weighted average shares - basic	65,059	64,828	65,013	64,397
Weighted average shares - diluted	65,172	64,989	65,200	64,615

Selected Operating Ratios
Annualized return on average assets	0.84%	1.15%	0.80%	0.89%
Annualized return on average common equity	8.03%	10.71%	7.60%	8.31%
Annualized return on average tangible common equity (1)	10.67%	14.45%	10.13%	11.16%
Annualized yield on interest-earning assets	4.71%	3.61%	4.63%	3.42%
Annualized cost of interest-bearing liabilities	2.59%	0.40%	2.35%	0.37%
Annualized net interest spread	2.12%	3.22%	2.28%	3.05%
Annualized net interest margin	2.83%	3.38%	2.95%	3.20%
Efficiency ratio (1)	58.82%	50.69%	58.32%	54.01%
Stockholders' equity to total assets			10.38%	10.51%
Book value per common share			$17.40	$16.82
Tangible book value per common share (1)			$13.10	$12.47
Tangible common equity to tangible assets (1)			8.02%	8.01%

Asset Quality Ratios			June 30, 2023	June 30, 2022
Ratio of allowance for credit losses to total loans			0.91%	0.93%
Non-performing loans to total loans			0.20%	0.30%
Non-performing assets to total assets			0.15%	0.21%
Annualized net charge-offs to average loans			—%	0.21%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

(dollars in thousands)			June 30, 2023	June 30, 2022
Selected Balance Sheet Data at Period End
Loans			$8,101,287	$7,408,540
Allowance for credit losses			73,965	68,836
Investment securities			1,938,611	2,124,213
Total assets			10,897,966	10,374,178
Total deposits			8,444,681	8,501,804
Short-term borrowings			938,718	432,206
Other borrowings			219,486	219,027
Stockholders' equity			1,131,702	1,090,145

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Selected Average Balance Sheet Data
Loans	$7,999,285	$7,229,175	$7,950,129	$7,125,893
Investment securities	2,068,073	2,188,199	2,092,439	2,104,355
Interest-earning assets	10,214,142	9,588,396	10,153,081	9,546,575
Total assets	10,808,261	10,192,140	10,753,835	10,165,437
Noninterest-bearing demand deposits	1,935,776	2,310,702	1,987,635	2,252,693
Savings deposits	830,836	1,153,591	879,545	1,142,536
Interest-bearing transaction accounts	4,007,867	4,369,067	4,115,349	4,384,215
Time deposits	1,722,935	803,421	1,555,230	841,214
Total deposits	8,497,414	8,636,781	8,537,759	8,620,658
Short-term borrowings	813,471	130,242	716,082	117,508
Other borrowings	219,425	218,958	219,366	218,474
Total interest-bearing liabilities	7,594,534	6,675,279	7,485,572	6,703,947
Stockholders' equity	1,130,563	1,090,613	1,125,488	1,093,248

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Statements of Income (Unaudited)

	For the For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest Income
Loans and fees	$105,261	$76,973	$205,742	$144,782
Federal funds sold and interest-bearing deposits with banks	1,981	235	2,709	417
Taxable investment securities and other	11,939	8,285	23,493	14,994
Tax-exempt investment securities	1,587	1,442	3,229	2,744
Total Interest Income	120,768	86,935	235,173	162,937
Interest Expense
Deposits	36,704	4,829	65,862	8,868
Federal funds purchased and securities sold under agreements to repurchase	10,365	150	17,587	170
Other borrowings	2,157	1,654	4,257	3,209
Total Interest Expense	49,226	6,633	87,706	12,247
Net Interest Income	71,542	80,302	147,467	150,690
Provision for credit losses	1,947	3,644	9,840	9,916
Net Interest Income after Provision for Credit Losses	69,595	76,658	137,627	140,774
Noninterest Income
Service charges on deposit accounts	2,844	2,711	5,633	5,337
Commissions and fees	1,863	2,555	3,788	4,661
Income on bank owned life insurance	1,021	820	1,797	1,650
Gain (loss) on equity securities	(135)	(364)	13	(849)
Gains on sales of loans	229	715	659	2,141
Swap income	361	399	417	399
Other income	486	227	627	504
Total Noninterest Income	6,669	7,063	12,934	13,843
Noninterest Expense
Compensation and employee benefits	27,585	26,938	57,581	54,617
Premises and equipment	7,992	7,679	15,969	15,651
FDIC insurance	1,627	672	2,590	1,344
Data processing	2,025	1,891	3,887	3,561
Merger-related expenses	242	—	537	4,585
Other operating expenses	7,537	7,888	15,049	15,269
Total Noninterest Expense	47,008	45,068	95,613	95,027
Income before provision for income taxes	29,256	38,653	54,948	59,590
Provision for income taxes	6,628	9,536	12,515	14,544
Net Income	$22,628	$29,117	$42,433	$45,046
Per Share of Common Stock
Basic earnings	$0.34	$0.44	$0.65	$0.69
Diluted earnings	$0.34	$0.44	$0.64	$0.69
Dividends	$0.145	$0.145	$0.290	$0.280

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Balance Sheets

(dollars in thousands)	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$194,256	$223,299
Interest-bearing deposits due from banks	25,286	12,651
Total cash and cash equivalents	219,542	235,950
Investment securities available for sale, at estimated fair value (allowance for credit losses of $0 at June 30, 2023 and $310 at December 31, 2022)	988,973	1,054,312
Investment securities held to maturity (estimated fair value of $730,805 at June 30, 2023 and $760,455 at December 31, 2022, allowance for credit losses of $146 at June 30, 2023 and $107 at December 31, 2022)	879,106	923,308
Equity securities, at fair value	17,429	17,283
Federal Home Loan Bank and other membership stocks, at cost	53,103	42,483
Loans held for sale	563	536
Loans, net of deferred fees	8,101,287	7,866,050
Less: Allowance for credit losses	73,965	70,264
Net loans	8,027,322	7,795,786
Premises and equipment, net	55,114	55,429
Operating lease right-of-use assets	18,478	20,052
Accrued interest receivable	34,232	33,374
Goodwill	271,829	271,829
Other identifiable intangible assets	8,060	9,088
Bank owned life insurance	158,193	156,985
Other assets	166,022	167,425
Total Assets	$10,897,966	$10,783,840
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,866,252	$2,113,289
Savings and interest-bearing transaction accounts	4,775,184	5,246,005
Time deposits $250 thousand and under	1,330,090	901,505
Time deposits over $250 thousand	473,155	306,672
Total deposits	8,444,681	8,567,471
Federal funds purchased and securities sold under agreements to repurchase	938,718	728,797
Other borrowings	25,000	25,000
Subordinated debentures	194,486	194,264
Operating lease liabilities	19,710	21,449
Other liabilities	143,669	138,272
Total Liabilities	9,766,264	9,675,253
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,159,220 shares and outstanding 65,028,185 shares at June 30, 2023 and issued 65,002,738 shares and outstanding 64,871,703 shares at December 31, 2022	856,807	855,425
Retained earnings	352,779	329,375
Treasury shares, at cost, 131,035 shares at June 30, 2023 and December 31, 2022	(1,452)	(1,452)
Accumulated other comprehensive loss	(76,432)	(74,761)
Total Stockholders' Equity	1,131,702	1,108,587
Total Liabilities and Stockholders' Equity	$10,897,966	$10,783,840

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Income Statement
Net interest income	$71,542	$75,925	$81,640	$80,285	$80,302
(Provision) benefit for credit losses	(1,947)	(7,893)	2,760	(1,358)	(3,644)
Gains on sales of loans	229	430	269	355	715
Gains (loss) on equity securities	(135)	148	11	(464)	(364)
Other noninterest income	6,575	5,687	6,743	7,342	6,712
Merger-related expenses	(242)	(295)	(533)	(3,488)	—
Other noninterest expense	(46,766)	(48,310)	(44,837)	(44,323)	(45,068)
Pretax income	29,256	25,692	46,053	38,349	38,653
Provision for income taxes	(6,628)	(5,887)	(12,476)	(9,603)	(9,536)
Net income	$22,628	$19,805	$33,577	$28,746	$29,117

Basic earnings per common share	$0.34	$0.30	$0.51	$0.44	$0.44
Diluted earnings per common share	$0.34	$0.30	$0.51	$0.44	$0.44
Dividends paid per common share	$0.145	$0.145	$0.145	$0.145	$0.145
Dividends paid	$9,529	$9,500	$9,505	$9,506	$9,507
Weighted average shares - basic	65,059	64,966	64,854	64,842	64,828
Weighted average shares - diluted	65,173	65,228	65,222	65,061	64,989

Selected Operating Ratios
Annualized return on average assets	0.84%	0.75%	1.26%	1.10%	1.15%
Annualized return on average common equity	8.03%	7.17%	12.19%	10.33%	10.71%
Annualized return on average tangible common equity (1)	10.67%	9.57%	16.42%	13.87%	14.45%
Annualized net interest margin	2.83%	3.07%	3.28%	3.28%	3.38%
Efficiency ratio (1)	58.82%	57.84%	49.67%	49.76%	50.69%
Common stockholders' equity to total assets	10.38%	10.40%	10.28%	10.29%	10.51%
Tangible common equity to tangible assets (1)	8.02%	8.02%	7.88%	7.83%	8.01%
Tier 1 risk-based ratio	11.43%	11.33%	11.24%	11.16%	11.12%
Total risk-based ratio	14.03%	13.93%	13.83%	13.78%	13.74%
Tier 1 leverage ratio	9.17%	9.13%	9.16%	9.10%	9.05%
Common equity tier 1 capital ratio	10.90%	10.81%	10.71%	10.62%	10.57%
Book value per common share	$17.40	$17.33	$17.09	$16.70	$16.82
Tangible book value per common share (1)	$13.10	$13.01	$12.76	$12.36	$12.47

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Selected Balance Sheet Data at Period End
Loans	$8,101,287	$7,952,553	$7,866,050	$7,568,826	$7,408,540
Allowance for credit losses on loans	73,965	71,403	70,264	68,879	68,836
Investment securities	1,938,611	1,994,927	2,037,386	2,047,186	2,124,213
Total assets	10,897,966	10,837,241	10,783,840	10,515,599	10,374,178
Total deposits	8,444,681	8,536,943	8,567,471	8,677,799	8,501,804
Short-term borrowings	938,718	813,328	728,797	357,787	432,206
Other borrowings	219,486	219,376	219,264	219,148	219,027
Stockholders' equity	1,131,702	1,126,580	1,108,587	1,082,406	1,090,145

Loans
Non-owner occupied commercial	$2,991,124	$2,943,897	$2,906,014	$2,873,824	$2,777,003
Owner occupied commercial	1,201,049	1,205,635	1,246,189	1,141,290	1,179,527
Multifamily	1,314,255	1,275,771	1,260,814	1,186,036	1,134,938
Non-owner occupied residential	205,818	210,203	218,026	222,597	221,339
Commercial, industrial and other	594,401	562,287	606,276	612,494	647,531
Paycheck Protection Program	389	390	435	734	10,404
Construction	354,918	404,994	380,100	381,109	370,777
Equipment financing	173,469	161,889	151,575	137,999	134,136
Residential mortgages	922,109	857,427	765,552	690,453	622,417
Consumer and home equity	343,755	330,060	331,069	322,290	310,468
Total loans	$8,101,287	$7,952,553	$7,866,050	$7,568,826	$7,408,540

Deposits
Noninterest-bearing	$1,866,252	$1,998,590	$2,113,289	$2,288,902	$2,330,550
Savings and interest-bearing transaction accounts	4,775,184	4,918,041	5,246,005	5,354,716	5,407,212
Time deposits	1,803,245	1,620,312	1,208,177	1,034,181	764,042
Total deposits	$8,444,681	$8,536,943	$8,567,471	$8,677,799	$8,501,804

Total loans to total deposits ratio	95.9%	93.2%	91.8%	87.2%	87.1%

Selected Average Balance Sheet Data
Loans	$7,999,285	$7,900.426	$7,729,510	$7,517,878	$7,229,175
Investment securities	2,068,073	2,117.076	2,145,252	2,160,719	2,188,199
Interest-earning assets	10,214,142	10,091.341	9,923,173	9,755,797	9,588,396
Total assets	10,808,261	10,698.807	10,534,884	10,358,600	10,192,140
Noninterest-bearing demand deposits	1,935,776	2,040,070	2,240,197	2,325,391	2,310,702
Savings deposits	830,836	928.796	1,001,870	1,092,222	1,153,591
Interest-bearing transaction accounts	4,007,867	4,224.024	4,389,672	4,337,559	4,369,067
Time deposits	1,722,935	1,385.661	1,100,911	905,735	803,421
Total deposits	8,497,414	8,578.551	8,732,650	8,660,907	8,636,781
Short-term borrowings	813,471	617.611	311,875	240,728	130,242
Other borrowings	219,425	219.308	219,202	219,082	218,958
Total interest-bearing liabilities	7,594,534	7,375,400	7,023,530	6,795,326	6,675,279
Stockholders' equity	1,130,563	1,120.356	1,092,720	1,104,145	1,090,613

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	5.22%	5.10%	4.84%	4.43%	4.22%
Taxable investment securities and other	2.74%	2.61%	2.41%	2.12%	1.81%
Tax-exempt securities	2.45%	2.41%	2.36%	2.12%	2.02%
Federal funds sold and interest-bearing cash accounts	5.41%	4.00%	3.68%	2.21%	0.55%
Total interest-earning assets	4.71%	4.56%	4.31%	3.90%	3.61%
Liabilities
Savings accounts	0.26%	0.28%	0.29%	0.25%	0.18%
Interest-bearing transaction accounts	2.16%	1.85%	1.46%	0.97%	0.33%
Time deposits	3.39%	2.71%	1.77%	1.00%	0.39%
Borrowings	4.80%	4.46%	3.52%	2.15%	2.04%
Total interest-bearing liabilities	2.59%	2.11%	1.50%	0.94%	0.40%
Net interest spread (taxable equivalent basis)	2.12%	2.45%	2.81%	2.96%	3.22%
Annualized net interest margin (taxable equivalent basis)	2.83%	3.07%	3.28%	3.28%	3.38%
Annualized cost of deposits	1.73%	1.38%	0.99%	0.62%	0.22%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$71,403	$70,264	$68,879	$68,836	$67,112
Provision for credit losses on loans	2,422	1,213	1,464	11	1,583
Charge-offs	(148)	(139)	(138)	(56)	(365)
Recoveries	288	65	59	88	506
Balance at end of period	$73,965	$71,403	$70,264	$68,879	$68,836

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$—	$—	$(4)
Owner occupied commercial	(6)	—	—	—	(337)
Non owner occupied residential	—	—	—	—	—
Commercial, industrial and other	(163)	(35)	(24)	(49)	272
Construction	13	—	—	—	—
Equipment finance	12	46	51	(23)	(40)
Residential mortgages	—	—	—	—	—
Consumer and home equity	4	63	52	40	(32)
Net charge-offs (recoveries)	$(140)	$74	$79	$(32)	$(141)

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Non-Performing Assets (1)
Non owner occupied commercial	$864	$908	$618	$307	$324
Owner occupied commercial	8,076	8,757	9,439	10,322	12,587
Multifamily	266	584	—	—	—
Non owner occupied residential	41	—	441	868	839
Commercial, industrial and other	1,737	2,221	2,978	3,623	4,882
Construction	—	980	980	—	—
Equipment finance	644	379	114	226	112
Residential mortgages	1,954	1,918	2,011	2,226	2,249
Consumer and home equity	2,486	1,131	781	798	1,168
Total non-accrual loans	16,068	16,878	17,362	18,370	22,161
Total non-performing assets	$16,068	$16,878	$17,362	$18,370	$22,161

Loans past due 90 days or more and still accruing	$—	$—	$—	$31	$—
Loans restructured and still accruing	$—	$—	$2,640	$3,113	$3,189
Ratio of allowance for loan losses to total loans	0.91%	0.90%	0.89%	0.91%	0.93%
Total non-accrual loans to total loans	0.20%	0.21%	0.22%	0.24%	0.30%
Total non-performing assets to total assets	0.15%	0.16%	0.16%	0.17%	0.21%
Annualized net (recoveries) charge-offs to average loans	—%	—%	—%	—%	(0.01)%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,131,702	$1,126,580	$1,108,587	$1,082,406	$1,090,145
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	8,060	8,572	9,088	9,669	10,250
Total tangible common stockholders' equity at end of period - Non-GAAP	$851,813	$846,179	$827,670	$800,908	$808,066
Shares outstanding at end of period	65,028	65,017	64,872	64,804	64,794
Book value per share - GAAP	$17.40	$17.33	$17.09	$16.70	$16.82
Tangible book value per share - Non-GAAP	$13.10	$13.01	$12.76	$12.36	$12.47
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$851,813	$846,179	$827,670	$800,908	$808,066
Total assets at end of period - GAAP	$10,897,966	$10,837,241	$10,783,840	$10,515,599	$10,374,178
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	8,060	8,572	9,088	9,669	10,250
Total tangible assets at end of period - Non-GAAP	$10,618,077	$10,556,840	$10,502,923	$10,234,101	$10,092,099
Common equity to assets - GAAP	10.38%	10.40%	10.28%	10.29%	10.51%
Tangible common equity to tangible assets - Non-GAAP	8.02%	8.02%	7.88%	7.83%	8.01%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$22,628	$19,805	$33,577	$28,746	$29,117
Total average common stockholders' equity - GAAP	$1,130,563	$1,120,356	$1,092,720	$1,104,145	$1,090,613
Less: Average goodwill	271,829	271,829	271,829	271,829	271,829
Less: Average other identifiable intangible assets	8,353	8,904	9,386	9,982	10,569
Total average tangible common stockholders' equity - Non-GAAP	$850,381	$839,623	$811,505	$822,334	$808,215
Return on average common stockholders' equity - GAAP	8.03%	7.17%	12.19%	10.33%	10.71%
Return on average tangible common stockholders' equity - Non-GAAP	10.67%	9.57%	16.42%	13.87%	14.45%
Calculation of Efficiency Ratio
Total noninterest expense	$47,008	$48,605	$45,370	$47,811	$45,068
Less:
Amortization of core deposit intangibles	512	516	581	581	593
Merger-related expenses	242	295	533	3,488	—
Noninterest expense, as adjusted	$46,254	$47,794	$44,256	$43,742	$44,475
Net interest income	$71,542	$75,925	$81,640	$80,285	$80,302
Total noninterest income	6,669	6,265	7,023	7,233	7,063
Total revenue	78,211	82,190	88,663	87,518	87,365
Tax-equivalent adjustment on municipal securities	422	436	443	395	382
Total revenue, as adjusted	$78,633	$82,626	$89,106	$87,913	$87,747
Efficiency ratio - Non-GAAP	58.82%	57.84%	49.67%	49.76%	50.69%

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands)	2023	2022
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$42,433	$45,046

Total average common stockholders' equity - GAAP	$1,125,488	$1,093,249
Less: Average goodwill	271,829	268,637
Less: Average other identifiable intangible assets	8,627	10,709
Total average tangible common stockholders' equity - Non-GAAP	$845,032	$813,903
Return on average common stockholders' equity - GAAP	7.60%	8.31%
Return on average tangible common stockholders' equity - Non-GAAP	10.13%	11.16%

Calculation of Efficiency Ratio
Total noninterest expense	$95,613	$95,027
Less:
Amortization of core deposit intangibles	1,028	1,189
Merger-related expenses	537	4,585
Long term debt extinguishment costs	—	—
Noninterest expense, as adjusted	$94,048	$89,253
Net interest income	$147,467	$150,690
Noninterest income	12,934	13,843
Total revenue	$160,401	$164,533
Tax-equivalent adjustment on municipal securities	858	729
Less: Gains on sales of investment securities	—	—
Total revenue, as adjusted	$161,259	$165,262
Efficiency ratio - Non-GAAP	58.32%	54.01%